UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 21, 2008
Famous Dave’s of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-21625 (Commission File Number)	41-1782300 (IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN		55343
(Address of principal executive offices)		(Zip Code)
(952) 294-1300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
Employment Agreement with Wilson L. Craft
Restricted Stock Unit Agreement
Press Release

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Appointment of Wilson L. Craft as Chief Executive Officer and Director
     On March 24, 2008, Famous Dave’s of America, Inc. (the “Company”) announced the appointment of Wilson L. Craft, age 54, as the Company’s President and Chief Executive Officer effective April 21, 2008. Mr. Craft has also been appointed as a member of the Company’s Board of Directors effective April 21, 2008.
     Since June 2005, Mr. Craft has served as Executive Vice President of Operations for Longhorn Steakhouse, a 300-unit chain based in Atlanta, Georgia that is owned by Darden Restaurants, Inc. Previously, Mr. Craft served as Senior Vice President of Brinker International Inc., where he was employed for 21 years, including serving as Chief Operating Officer of Chili’s Grill & Bar from May 1998 to November 2000, as President of Big Bowl Asian Kitchen from November 2000 until June 2003, and as President of Chili’s Grill & Bar operations from June 2003 through May 2005.
Employment Agreement with Wilson L. Craft
     The Company entered into an employment agreement dated March 21, 2008 governing the terms of Mr. Craft’s employment. Under the employment agreement, Mr. Craft is entitled to as annual base salary of $425,000. Mr. Craft is also eligible for an annual cash bonus of up to 75% of his base salary, the amount of which will be determined and paid based upon satisfaction of criteria determined by the Company’s Compensation Committee. For fiscal 2008 only, Mr. Craft will receive the entire amount of eligible bonus (i.e., 75% of his base salary), prorated for the portion of the Company’s 2008 fiscal year during which Mr. Craft is employed by the Company. Mr. Craft is entitled to participate in the Company’s annual long-term compensation plan(s), which for 2008 is the 2008-2010 Performance Share Program described below under “Grant of Performance Shares.”
     Also pursuant to the employment agreement, the Company granted to Mr. Craft 100,000 restricted stock units. The restricted stock units will vest in three equal annual installments on the three, four and five-year anniversaries of the grant date provided that Mr. Craft remains employed by the Company through the applicable vesting date, and will vest in its entirety upon a “change of control” as defined in the employment agreement. This grant, however, is subject to and contingent upon certain amendments to the Company’s 2005 Stock Incentive Plan being approved at the Company’s 2008 annual shareholders’ meeting. If the shareholders do not approve the amendments, the grant of restricted stock units to Mr. Craft will become void and will be replaced with a 100,000 share restricted stock grant that will vest on a schedule consistent with the vesting schedule for the restricted stock units. The Restricted Stock Unit Agreement governing this grant is attached as Exhibit 10.2 to this report.
     In addition to being entitled to the usual and customary benefits that the Company generally provides to its other senior executives under its plans and policies (including under the Company’s comprehensive medical and dental plans, Non-Qualified Deferred Compensation Plan and Executive Elective Deferred Stock Unit Plan), Mr. Craft is entitled to receive a six month housing allowance and will be reimbursed, on up to three separate occasions, for travel and lodging expenses incurred in connection with his relocation. In addition, the Company has agreed to reimburse Mr. Craft for real estate brokerage commissions incurred in connection with the sale of his current residence if such sale occurs during the first three years of his employment and provided that he remains a continuing employee of the Company at the time of sale.
     The employment agreement provides that Mr. Craft will continue to receive his base salary and insurance benefits for a period of up to 12 months if he is terminated by the Company other than for “cause,” if Mr. Craft resigns for “good reason,” or if Mr. Craft is terminated for any reason other than “cause” within 12 months following a “change in control,” each as defined in the employment agreement. Mr. Craft will also continue to receive his base salary and insurance benefits for a period of up to 12 months if he is terminated due to a disability not attributable to his employment or he dies while performing the duties of his employment.
     The employment agreement prohibits Mr. Craft from competing with the Company, or soliciting employees of the Company, for two years after the termination of his employment with the Company. The agreement also requires the Company to use commercially reasonable efforts to cause Mr. Craft to be elected as a member of the Company’s Board of Directors throughout the term of his employment, including nominating him for election as a director at each shareholders meeting at which his term as a director would otherwise expire.
     The employment agreement, which has a one year term which annually renews for successive one year terms, is attached as Exhibit 10.1 to this report.
Grant of Performance Shares
     As provided under the employment agreement, the Company granted Mr. Craft a performance share award under the Company’s 2008-2010 Performance Share Program that entitles him to receive a percentage of 33,100 “Target” shares of the Company’s common stock (the “Performance Shares”) that is based on the percentage of the cumulative total of the earnings per share goals for fiscal 2008, fiscal 2009 and fiscal 2010 (the “Cumulative EPS Goal”). If the Company fails to achieve at least 80% of the Cumulative EPS Goal, then Mr. Craft will not be entitled to receive Performance Shares. If the Company achieves 80-100% of the Cumulative EPS Goal, then Mr. Craft will receive a percentage of the “Target” shares equal to the percentage of the Cumulative EPS Goal achieved (e.g., if the Company achieves 90% of the Cumulative EPS Goal, then Mr. Craft will receive 90% of the “Target” shares, or 29,790 shares of common stock). If the Company achieves 100-150% of the Cumulative EPS Goal, then Mr. Craft will receive 100% of the “Target” shares, plus an additional percentage of such “Target” shares equal to twice the incremental percentage increase in the Cumulative EPS Goal achieved over 100% (e.g., if the Company achieves 120% of the Cumulative EPS Goal, then Mr. Craft will receive 140% of the “Target” shares, or 46,340 shares of common stock). The earnings per share goal for each fiscal year is determined by the Compensation Committee prior to the beginning of each fiscal year. The actual earnings per share for each fiscal year will be based on the fully diluted earnings per share amount for such fiscal year that is set forth in the audited financial statements filed with the Company’s corresponding Annual Report on Form 10-K. The determination regarding whether the Company has achieved the Cumulative EPS Goal will be made upon filing of the Annual Report on Form 10-K for fiscal 2010 and the Performance Shares earned, if any, will be issued on the date of that filing. The form of 2008-2010 Performance Share Agreement governing the award was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 18, 2008.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Employment Agreement dated March 21, 2008, between Famous Dave’s of America, Inc. and Wilson L. Craft.

10.2	Restricted Stock Unit Agreement dated March 21, 2008, between Famous Dave’s of America, Inc. and Wilson L. Craft.

99.1	Famous Dave’s of America, Inc. Press Release dated March 24, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’s of AMERICA, Inc.
Date: March 24, 2008	By:	/s/ Diana G. Purcel
		Name:	Diana G. Purcel
Title Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated March 21, 2008, between Famous Dave’s of America, Inc. and Wilson L. Craft.

10.2	Restricted Stock Unit Agreement dated March 21, 2008, between Famous Dave’s of America, Inc. and Wilson L. Craft.

99.1	Famous Dave’s of America, Inc. Press Release dated March 24, 2008.